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EXHIBIT (d)(iv)
  BROKER SPLIT REQUEST

                       BOULDER GROWTH & INCOME FUND, INC.
                    SUBSCRIPTION RIGHTS BROKER SPLIT REQUESTS

                        Colbent Corporation
                        Attn:  Corporate Actions
                        P.O. Box 859208
                        Braintree, Massachusetts  02185-9208
                        Telephone: (781) 843-1833 Ext. 203
                        Facsimile: (781) 380-3388
                        Confirm:  (781) 575-4816

     If you require that your Rights certificate be issued in various denominations, please indicate your request for breakdown below and return this form to us, either by facsimile at the above number or by mail at the above address.

                        *Total Share Position __________________________________
                        (this will be verified on the Record Date)

                        No. of Cards to be issued   x  No. of Rights

                        Total Cards ____________       Total Rights ____________

     Please advise us where to forward the Rights certificates, by completing the following information:

                        Contact Name:
                                      ------------------------------------------

                        Address:
                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                        Telephone Number:
                                          --------------------------------------

*Please note: this number should not include any shares which are held by you through DTC.